Exhibit 21

List of Subsidiaries of the Company

Mentor Graphics Subsidiaries

Calypto Design Systems Inc.

EverCAD Software Corp.

Expert Dynamics Limited

Flomerics Group Limited

Flomerics India Private Limited

Flomerics Limited

Flomerics Nordic AB

Flowmaster (UK) Limited

Flowmaster France SARL

Flowmaster GmbH

Flowmaster Group N.V.

Flowmaster India Private Limited

Flowmaster Limited

Flowmaster USA, Inc.

Frontline P.C.B. Solutions Limited Partnership

Logicvision India Private Limited

Logicvision International Inc.

Mentor Graphics (Asia) Private Limited

Mentor Graphics (Asia) Private Limited, Hong Kong Branch

Mentor Graphics (Belgium) NV

Mentor Graphics (Canada) Limited

Mentor Graphics (Deutschland) GmbH

Mentor Graphics (Egypt)

Mentor Graphics (Espana) S.L.

Mentor Graphics (Finland) Oy

Mentor Graphics (France) SARL

Mentor Graphics (France) SARL, Italian Branch

Mentor Graphics (Holdings) Limited

Mentor Graphics (India) Private Limited

Mentor Graphics (Ireland) Austria Branch

Mentor Graphics (Ireland) French Branch

Mentor Graphics (Ireland) Limited

Mentor Graphics (Ireland) Taiwan Branch

Mentor Graphics (Ireland) UK Branch

Mentor Graphics (Israel) Limited

Mentor Graphics (Japan) Company Limited

Mentor Graphics (Netherlands Antilles) N.V.

Mentor Graphics (Netherlands) B.V.

Mentor Graphics (Sales and Services) Private Limited

Mentor Graphics (Scandinavia) AB

Mentor Graphics (Scandinavia) Denmark Branch

Mentor Graphics (Schweiz) AG

Mentor Graphics (Shanghai) Electronics Technology Company Limited

Mentor Graphics (UK) Limited

Mentor Graphics Development (Denmark) A/S

Mentor Graphics Development (Deutschland) GmbH

Mentor Graphics Development (Finland) Oy

Mentor Graphics Development (Ireland) Limited

Mentor Graphics Development (Shenzhen)

Mentor Graphics Development Crolles

Mentor Graphics Development Services (Israel) Limited

Mentor Graphics Development Services CJSC

Mentor Graphics Development Services Limited

Mentor Graphics Development Services Limited Moscow Branch

Mentor Graphics Development Services Limited St. Petersburg Branch

Mentor Graphics Magyarorszag kft

Mentor Graphics Morocco SARL

Mentor Graphics Pakistan Development (Private) Limited

Mentor Graphics Polska Sp. z o.o.

Mentor Korea Company Limited

Meta Systems SARL

MicReD kft

Nika GmbH

Nika Software OOO (Russia)

T.V. Holding A/S

Technical Software Marketing B.V.

Valor Computerized Systems Far East Limited

Valor Computerized Systems Inc.

Volcano Communications AB